CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Northern Empire
Bancshares' Registration Statement on Form S-8 (No. 333-33076) of our report dated January 21, 2005 appearing in this Annual Report on Form 10-K of Northern Empire Bancshares for the year ended December 31, 2004.



                                   /s/ MOSS ADAMS LLP

Santa Rosa, California
March 10, 2005